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                                                                    EXHIBIT 99.1



October 4, 2002

Media contact:
Anita M. Flanagan
203-925-7214


IROQUOIS REQUESTS PAUSE IN FEDERAL AND STATE AGENCY REVIEWS FOR EASTERN LONG ISLAND PROJECT


Shelton, Ct. --- Iroquois Pipeline Operating Company has requested that the Federal Energy Regulatory Commission (FERC) defer action on its application for the Eastern Long Island (ELI) Project. Iroquois has also made the same request of the Connecticut Siting Council regarding their review process.

On September 19, 2002, FERC issued a Preliminary Determination for the ELI Project. A Draft Environmental Impact Statement was issued on August 23, 2002. In light of the Commission's recent action on the ELI Project, and its final approval of a similar project to serve Long Island, Iroquois believes that a procedural pause in agency reviews is a proper and valid request.

Iroquois' October 3 motion indicates that " This pause will permit the Commission, governmental entities at the state and local level, Iroquois and interested private stakeholders to conserve valuable time and resources that otherwise would be expended were environmental reviews and analyses to continue on schedule. This pause in the consideration of the ELI Project also will allow time for market participants to consider the implications of the September 19,
2002 orders .... " Iroquois also proposed to provide the Commission with an update of the ELI Project's status in January, 2003.

Iroquois' Eastchester Extension Project, which received its FERC Certificate in December, 2001, remains on schedule.

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                      FORWARD-LOOKING STATEMENT DISCLAIMER
                      ------------------------------------


         Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections proved under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports on Form 10-K filed with the Securities and Exchange Commission.